EXHIBIT 10.1

DEX MEDIA, INC.
SENIOR EXECUTIVE INCENTIVE BONUS PLAN

1.	Purpose

     This Senior Executive Incentive Bonus Plan (the “Incentive Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Dex Media, Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).

2.	Covered Executives

     From time to time, the Bonus Committee (as described below) may select certain key executives (the “Covered Executives”) to be eligible to receive bonuses hereunder.

3.	The Bonus Committee

     The “Bonus Committee” shall be appointed by the Board of Directors of the Company (the “Board”) and shall consist of at least two members of the Board. Initially, the Compensation Committee of the Board shall constitute the Bonus Committee. The Bonus Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

4.	Bonus Determinations

     A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance objectives which are established by the Bonus Committee and relate to one or more of the following corporate business criteria with respect to the Company or any of its subsidiaries (the “Performance Goals”): (i) net earnings (either before or after interest, taxes, depreciation and amortization), (ii) sales or revenue, (iii) net income (either before or after taxes), (iv) operating earnings, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) cash flow return on capital, (vii) return on net assets, (viii) return on stockholders’ equity, (ix) return on assets or capital, (x) stockholder returns, (xi) return on sales, (xii) gross or net profit margin, (xiii) productivity, (xiv) expense, (xv) margins, (xvi) operating efficiency, (xvii) customer satisfaction, (xviii) working capital, (xix) earnings per share, (xx) price per share of Stock, and (xxi) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

     Any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals. Bonus formulas for Covered Executives shall be adopted in each performance period by the Bonus Committee. No bonuses shall be paid to Covered Executives unless and until the Bonus Committee makes a certification with respect to the attainment of the performance objectives.

     The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the last day of the performance period; provided, however, that the Bonus Committee may make exceptions to this requirement, in its sole discretion, in the case of a Covered Executive’s retirement, death or disability.

5.	Amendment and Termination

     The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by any applicable law, rule or regulation.

6.	Stockholder Approval

     No bonuses shall be paid under the Incentive Plan unless and until the Company’s stockholders shall have approved the Incentive Plan. The Incentive Plan will be submitted for the approval of the Company’s stockholders after the Board’s initial adoption of the Plan.

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     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Dex Media, Inc. on May 13, 2004.

     I hereby certify that the foregoing Plan was approved by the stockholders of Dex Media, Inc. on May 13, 2004.

     Executed on this ___day of ___, 2004.

Corporate Secretary

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